UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2008

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 443-8423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2008, the Board of Directors of the Registrant adopted an amendment to its bylaws (the “Bylaws”), effective immediately. The amendment revised language in Article III, Sections 3.1, 3.6 and 3.7 of the Bylaws, covering officers of the Registrant. Section 3.1 now provides for more than one Executive Vice President to conform to the current officer structure of the Registrant. In Section 3.6, the description of the president was expanded to better describe his/her powers and the source of those powers. The third change, in Section 3.7, now enumerates the power of the Chairman of the Board of Directors to appoint an acting Chief Executive Officer from among the Executive Vice Presidents in the absence or disability of the President.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Company, as amended through February 21, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

Date: February 27, 2008	By:	/s/ Ronald L. Blevins
Ronald L. Blevins
Senior Vice President& Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of the Company, as amended through February 21, 2008.